EXHIBIT 99.1

   HEIDRICK & STRUGGLES [Logo]


   NEWS                                         FOR IMMEDIATE RELEASE

         HEIDRICK & STRUGGLES INITIATES QUARTERLY CASH DIVIDEND FOR
                                SHAREHOLDERS

   CHICAGO (September 20, 2007) - Heidrick & Struggles International, Inc. (NASDAQ: HSII), the world's premier executive search and leadership consulting firm, today announced that its board of directors has approved the initiation of a quarterly cash dividend in the amount of $0.13 per share. On an annual basis, the cash dividend is expected to be $0.52 per share. The first quarterly dividend payment will be made on November 16, 2007 to shareholders of record as of November 2, 2007. There are approximately 18.1 million HSII shares outstanding, net of treasury shares.

   Kevin Kelly, chief executive officer of Heidrick & Struggles, said, "Given our positive outlook for the executive recruiting industry in general, and for our company's growth prospects in particular, we are pleased to initiate this cash dividend for our shareholders. We are confident we can initiate a quarterly dividend while we continue our share repurchase program, invest in the growth of our business, and make accretive acquisitions. We are committed to long-term value creation and believe that this quarterly dividend further demonstrates the ongoing strength and stability of Heidrick & Struggles."


   About Heidrick & Struggles International, Inc.
   Heidrick & Struggles International, Inc. is the world's premier provider of senior-level executive search and leadership consulting services, including talent management, board building, executive on-boarding and M&A effectiveness. For more than 50 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles leadership experts operate from principal business centers in North America, Latin America, Europe and Asia Pacific. For more information about Heidrick & Struggles, please visit www.heidrick.com.

   Safe Harbor Statement
   This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things: our ability to attract and retain qualified executive search consultants; the condition of the economies in the United States, Europe, or elsewhere; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; delays or difficulties in integrating the Highland Partners search operations; an inability to achieve the planned cost savings from our cost-reduction initiatives; an inability to sublease or assign unused office space; our ability to realize our tax loss carryforwards; the timing of any deferred tax asset valuation allowance reversals; the mix of profit and loss by country; an impairment of our goodwill and other intangible assets; and delays in the development and/or implementation of new technology and systems. Our reports filed with the U.S. Securities and Exchange Commission also include information on factors that may affect the outcome of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


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   Contacts
   Investors & Analysts:
   Julie Creed, VP, Investor Relations: +1 312 496 1774 or jcreed@heidrick.com

   Media:
   Eric Sodorff, Director, Corporate Communications: +1 312 496 1613 or esodorff@heidrick.com